Exhibit 99

Form 4 Joint Filer Information

Name:	Norma M. Cohen

Address:	133 Everit Avenue
Hewlett Bay Park, NY 11557

Designated Filer:	Milton L. Cohen

Issuer & Ticker Symbol:	Lifetime Brands, Inc. (LCUT)

Date of Event
Requiring Statement:   November 23, 2005

Signature: /s/ Norma M. Cohen